                                                 ONE HUNDRED SIXTH
                                              SUPPLEMENTAL INDENTURE

                                        Southern California Edison Company

                                                        to

                                               The Bank of New York

                                                        and

                                                  D. G. Donovan,

                                                     Trustees

                                           DATED AS OF JANUARY 27, 2005

Page

                  This One Hundred Sixth Supplemental Indenture, dated as of the 27th day of January, 2005, is entered into by and between Southern California Edison Company (between 1930 and 1947 named "Southern California
Edison Company Ltd."), a corporation duly organized and existing under and by virtue of the laws of the State of
California and having its principal office and mailing address at 2244 Walnut Grove Avenue, in the City of
Rosemead, County of Los Angeles, State of California 91770, and qualified to do business in the States of
Arizona, New Mexico, and Nevada (hereinafter sometimes termed the "Company"), and The Bank of New York, a corporation duly organized and existing under and by virtue of the laws of the State of New York, acting through its agent, BNY Midwest Trust Company with its principal office and mailing address at 2 North LaSalle Street, in the City of Chicago, State of Illinois 60602 (successor Trustee to Harris Trust and Savings Bank), and D. G.
Donovan of 2 North LaSalle Street, in the City of Chicago, State of Illinois 60602 (successor Trustee to R. G.
Mason, who was successor Trustee to Wells Fargo Bank, National Association, which was successor Trustee to
Security Pacific National Bank, formerly named Security First National Bank and Security-First National Bank of
Los Angeles, successor, by consolidation and merger, to Pacific-Southwest Trust & Savings Bank), as Trustees
(hereinafter sometimes termed the "Trustees");

                  WITNESSETH:

                  WHEREAS, the Company heretofore executed and delivered to said Harris Trust and Savings Bank and said Pacific-Southwest Trust & Savings Bank, Trustees, a certain Indenture of Mortgage or Deed of Trust dated as of October 1, 1923, which said Indenture was duly filed for record and recorded in the offices of the respective recorders of the following counties:  in the State of California-Fresno County, Volume 397 of Official
Records, page 1; Imperial County, Book 1174 of Official Records, page 966; Inyo County, Volume 154 of Official
Records, page 417; Kern County, Book 379 of Trust Deeds, page 196; Kings County, Volume 84 of Deeds, page 1; Los
Angeles County, Book 2963 of Official Records, page 1; Madera County, Volume 9 of Official Records, page 63;
Merced County, Volume 363 of Official Records, page 1; Modoc County, Volume 230 of Official Records, page 119 et seq.; Mono County, Volume 64 of Official Records, page 29; Orange County, Book 496 of Deeds, page 1; Riverside
County, Book 594 of Deeds, page 252; San Bernardino County, Book 825 of Deeds, page 1; San Diego County, Series 5
Book 1964, page 84061; Santa Barbara County, Book 229 of Deeds, page 30; Stanislaus County, Volume 465 of
Official Records, page 370; Tulare County, Volume 50 of Official Records, page 1; Tuolumne County, Volume 274 of
Official Records, page 568; and Ventura County, Volume 33 of Official Records, page 1; in the State of
Nevada-Clark County, Book 8 of Mortgages; Churchill County, Book 40 of Official Records, page 235; Lyon County,
Book 39 of Mortgages, page 1; Mineral County, Book 13 of Official Records, page 794; Pershing County, Book 15 of
Official Records, page 612; and Washoe County, Book 83 of Mortgages, page 301; in the State of Arizona-La Paz
County, Instrument No. 83-000212 of Official Records; Mohave County, Book 11 of Realty Mortgages; Maricopa
County, Docket 4349 of Official Records, page 197; and Yuma County, Docket 369, page 310; and in the offices of the county clerks of the following counties in the State of New Mexico-McKinley County, Book Mtg. 50, page 187 and filed as Document No. 10536 in the Chattel Records; and San Juan County, Book Mtg. 630, page 13 and filed as
Document No. 17838 in the Chattel Records (hereinafter referred to as the "Original Indenture"), to secure the payment of the principal of and interest on all bonds of the Company at any time outstanding thereunder, and (as to certain such filings or recordings) the principal of and interest on all Debentures of 1919 (referred to in the Original Indenture and now retired) outstanding; and

                  WHEREAS, the Company has heretofore executed and delivered to the Trustees one hundred five certain supplemental indentures, dated, respectively, as of March 1, 1927, April 25, 1935, June 24, 1935,
September 1, 1935, August 15, 1939, September 1, 1940, January 15, 1948, August 15, 1948, February 15, 1951,
August 15, 1951, August 15, 1953, August 15, 1954, April 15, 1956, February 15, 1957, July 1, 1957, August 15,
1957, August 15, 1958, January 15, 1960, August 15, 1960, April 1, 1961, May 1, 1962, October 15, 1962, May 15,
1963, February 15, 1964, February 1, 1965, May 1, 1966, August 15, 1966, May 1, 1967, February 1, 1968, January
15, 1969, October 1, 1969, December 1, 1970, September 15, 1971, August 15, 1972, February 1, 1974, July 1, 1974,
November 1, 1974, March 1, 1975, March 15, 1976, July 1, 1977, November 1, 1978, June 15, 1979, September 15,
1979, October 1, 1979, April 1, 1980, November 15, 1980, May 15, 1981, August 1, 1981, December 1, 1981, January
16, 1982, April 15, 1982, November 1, 1982, November 1, 1982, January 1, 1983, May 1, 1983, December 1, 1984,

March 15, 1985, October 1, 1985, October 15, 1985, March 1, 1986, March 15, 1986, April 15, 1986, April 15, 1986,
July 1, 1986, September 1, 1986, September 1, 1986, December 1, 1986, July 1, 1987, October 15, 1987, November 1,
1987, February 15, 1988, April 15, 1988, July 1, 1988, August 15, 1988, September 15, 1988, January 15, 1989, May
1, 1990, June 15, 1990, August 15, 1990, December 1, 1990, April 1, 1991, May 1, 1991, June 1, 1991, December 1,
1991, February 1, 1992, April 1, 1992, July 1, 1992, July 15, 1992, December 1, 1992, January 15, 1993, March 1,
1993, June 1, 1993, June 15, 1993, July 15, 1993, September 1, 1993, October 1, 1993, February 21, 2002,
February 15, 2003, October 15, 2003, December 15, 2003, January 7, 2004, February 26, 2004, March 23, 2004,
December 6, 2004, and January 11, 2005, which modify, amend and supplement the Original Indenture, such Original
Indenture, as so modified, amended and supplemented, being hereinafter referred to as the "Amended Indenture";
and

                  WHEREAS, there have been issued and are now outstanding and entitled to the benefits of the
Amended Indenture, First and Refunding Mortgage Bonds as follows:

              Series                        Due Date                       Principal Amount
              ------                        --------                       ----------------
             86D,E,F&G                        2008                              196,000,000
             87A,B,C&D                        2008                              135,000,000
                91A                           2021                               48,920,000
                91D                           2017                               28,585,000
                92C                           2027                               30,000,000
                92E                           2024                              190,000,000
                93D                           2023                              154,540,000
               2003B                          2007                              315,965,000
               2003C                          2006                              700,000,000
               2004A                          2014                              300,000,000
               2004B                          2034                              525,000,000
               2004C                          2006                              150,000,000
             2004D & E                        2035                              144,400,000
               2004F                          2015                              300,000,000
               2004G                          2035                              350,000,000
               2004H                          2007                              150,000,000
               2005A                          2016                              400,000,000
               2005B                          2036                              250,000,000

                  WHEREAS, the Company proposes presently to issue in fully registered form only, without coupons, up to $1,750,000,000 aggregate principal amount of one new series of the Company's First and Refunding
Mortgage Bonds, pursuant to resolutions of the Board of Directors or the Executive Committee of the Board of
Directors of the Company, or actions by one or more officers of the Company, said new series to be designated as
Series 2005C (referred to herein as the "Bonds"), and the Company's authorized bonded indebtedness has been increased to provide for the issuance of the Bonds; and

                  WHEREAS, the Company has acquired real and personal property since the execution and delivery of the One Hundred Fifth Supplemental Indenture which, with certain exceptions, is subject to the lien of the
Amended Indenture by virtue of the after-acquired property clauses and other clauses thereof, and the Company now desires in this One Hundred Sixth Supplemental Indenture (hereinafter sometimes referred to as this "Supplemental
Indenture") expressly to convey and confirm unto the Trustees all properties, whether real, personal or mixed, now owned by the Company (with the exceptions hereinafter noted); and

                  WHEREAS, for the purpose of further safeguarding the rights and interests of the holders of bonds under the Amended Indenture, the Company desires, in addition to such conveyance, to enter into certain covenants with the Trustees; and

                  WHEREAS, the making, executing, acknowledging, delivering and recording of this Supplemental
Indenture have been duly authorized by proper corporate action of the Company, and the Trustees have each duly determined to execute and accept this Supplemental Indenture;

                  NOW, THEREFORE, in order further to secure the payment of the principal of and interest on all of the bonds of the Company at any time outstanding under the Amended Indenture, as from time to time amended and supplemented, including specifically, but without limitation, the First and Refunding Mortgage Bonds, Series 86D,
Series 86E, Series 86F, Series 86G, Series 87A, Series 87B, Series 87C, Series 87D, Series 91A, Series 91D,
Series 92C, Series 92E, Series 93D, Series 2003A, Series 2003B, Series 2003C, Series 2004A, Series 2004B, Series
2004C, Series 2004D, Series 2004E, Series 2004F, Series 2004G, Series 2004H, Series 2005A, and Series 2005B,
referred to above, all of said bonds having been heretofore issued and being now outstanding, and the Bonds, of the aggregate principal amount of up to $1,750,000,000, to be presently issued and outstanding; and to secure the performance and observance of each and every of the covenants and agreements contained in the Amended Indenture, and without in any way limiting (except as hereinafter specifically provided) the generality or effect of the
Original Indenture or any of said supplemental indentures executed and delivered prior to the execution and delivery of this Supplemental Indenture insofar as by any provision of any said Indenture any of the properties hereinafter referred to are subject to the lien and operation thereof, but to such extent (except as hereinafter specifically provided) confirming such lien and operation, and for and in consideration of the premises, and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees, at or upon the ensealing and delivery of these presents (the receipt whereof is hereby acknowledged), the Company has executed and delivered this
Supplemental Indenture and has granted, bargained, sold, aliened, released, conveyed, assigned, transferred, warranted, mortgaged, and pledged, and by these presents does grant, bargain, sell, alien, release, convey, assign, transfer, warrant, mortgage, and pledge unto the Trustees, their successors in trust and their assigns forever, in trust, with power of sale, all of the following:

                  All and singular the plants, properties (including goods which are or are to become fixtures), equipment, and generating, transmission, feeding, storing, and distributing systems, and facilities and utilities of the Company in the Counties of Fresno, Imperial, Inyo, Kern, Kings, Los Angeles, Madera, Merced, Modoc, Mono,
Orange, Riverside, San Bernardino, San Diego, Santa Barbara, Stanislaus, Tulare, Tuolumne, and Ventura, in the
State of California, Churchill, Clark, Lyon, Mineral, Pershing, and Washoe, in the State of Nevada, La Paz and
Maricopa, in the State of Arizona, and McKinley and San Juan, in the State of New Mexico, and elsewhere either within or without said States, with all and singular the franchises, ordinances, grants, easements, rights-of-way, permits, privileges, contracts, appurtenances, tenements, and other rights and property thereunto appertaining or belonging, as the same now exist and as the same or any and all parts thereof may hereafter exist or be improved, added to, enlarged, extended or acquired in said Counties, or elsewhere either within or without said States;

                  Together with, to the extent permitted by law, all other properties, real, personal, and mixed
(including goods which are or are to become fixtures), except as herein expressly excepted, of every kind, nature, and description, including those kinds and classes of property described or referred to (whether specifically or generally or otherwise) in the Original Indenture and/or in any one or more of the indentures supplemental thereto, now or hereafter owned, possessed, acquired or enjoyed by or in any manner appertaining to the Company, and the reversion and reversions, remainder and remainders, tolls, incomes, revenues, rents, issues, and profits thereof; it being hereby intended and expressly agreed that all the business, franchises, and properties, real, personal, and mixed (except as herein expressly excepted), of every kind and nature whatsoever and wherever situated, now owned, possessed, or enjoyed, and which may hereafter be in anywise owned, possessed, acquired, or enjoyed by the Company, shall be as fully embraced within the provisions hereof and be subject to the lien created hereby and by the Original Indenture and said supplemental indentures executed and delivered prior to the execution and delivery of this Supplemental Indenture, as if said properties were particularly described herein;

                  Saving and excepting, however, anything contained herein or in the granting clauses of the
Original Indenture, or of the above mentioned indentures supplemental thereto, or elsewhere contained in the
Original Indenture or said supplemental indentures, to the contrary notwithstanding, from the property hereby or thereby mortgaged and pledged, all of the following property (whether now owned by the Company or hereafter acquired by it):  all bills, notes, warrants, customers' service and extension deposits,

accounts receivable, cash on hand or deposited in banks or with any governmental agency, contracts, choses in action, operating agreements and leases to others (as distinct from the property leased and without limiting any rights of the Trustees with respect thereto under any of the provisions of the Amended Indenture), all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein, all office furniture and office equipment, motor vehicles and tools therefor, all materials, goods, merchandise, and supplies acquired for the purpose of sale in the ordinary course of business or for consumption in the operation of any property of the Company, and all electrical energy and other materials or products produced by the Company for sale, distribution, or use in the ordinary conduct of its business--other than any of the foregoing which has been or may be specifically transferred or assigned to or pledged or deposited with the Trustees, or any of them, under the Amended Indenture, or required by the provisions of the
Amended Indenture, so to be; provided, however, that if, upon the occurrence of a default under the Amended
Indenture, the Trustees, or any of them, or any receiver appointed under the Amended Indenture, shall enter upon and take possession of the mortgaged and pledged property, the Trustees, or such Trustee or such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property excepted by this paragraph then on hand which is used or useful in connection with the business of the Company, and collect, impound, use, and administer the same to the same extent as if such property were part of the mortgaged and pledged property and had been specifically mortgaged and pledged hereunder, unless and until such default shall be remedied or waived and possession of the mortgaged and pledged property restored to the Company, its successors or assigns, and provided further, that upon the taking of such possession and until possession shall be restored as aforesaid, all such excepted property of which the Trustees, or such Trustee or such receiver shall have so taken possession, shall be and become subject to the lien hereof, subject, however, to any liens then existing on such excepted property.

                  And the Company does hereby covenant and agree with the Trustees, and the Trustees with the
Company, as follows:

                                                      PART I

                  The Trustees shall have and hold all and singular the properties conveyed, assigned, mortgaged and pledged hereby or by the Amended Indenture, including property hereafter as well as heretofore acquired, in trust for the equal and proportionate benefit and security of all present and future holders of the bonds and interest obligations issued and to be issued under the Amended Indenture, as from time to time amended and supplemented, without preference of any bond over any other bond by reason of priority in date of issuance, negotiation, time of maturity, or for any other cause whatsoever, except as otherwise in the Amended Indenture, as from time to time amended and supplemented, permitted, and to secure the payment of all bonds now or at any time hereafter outstanding under the Amended Indenture, as from time to time amended and supplemented, and the performance of and compliance with the covenants and conditions of the Amended Indenture, as from time to time amended and supplemented, and under and subject to the provisions and conditions and for the uses set forth in the Amended Indenture, as from time to time amended and supplemented.

                                                      PART II

                  Article I to Article Twenty-One, inclusive, of the Amended Indenture are hereby incorporated by reference herein and made a part hereof as fully as though set forth at length herein.

                                                     PART III

                  All of the terms appearing herein shall be defined as the same are now defined under the provisions of the Amended Indenture, except when expressly herein otherwise defined.

                                                      PART IV

                  Pursuant to Section 1 of Article Five of the Original Indenture, as amended by Part IV, Subpart
C, of the Sixth Supplemental Indenture, dated as of September 1, 1940, the notice to be given with respect to the redemption of the Bonds in whole or in part, shall be limited to and shall consist of the giving by the Company or The Bank of New York, Trustee, of a notice in writing (including by facsimile transmission) of such redemption, at least 30 days, but not more than 60 days, prior to the date fixed for redemption to the holder of each Bond called for redemption at the holder's last address shown on the registry books of the
Company.  Failure to so provide such notice to the holder of any Bond shall not affect the validity of the redemption proceedings with respect to any other Bond.

                                                      PART V

                  The Bonds shall be in substantially the form set forth in a resolution of the Board of
Directors or the Executive Committee of the Board of Directors of the Company, or a certificate evidencing action by an officer or officers of the Company, and may have placed thereon such letters, numbers or other marks of identification and such legends or endorsements as set forth in this Supplemental Indenture or as may be required to comply with the Securities Act of 1933, as amended, any other laws, any rules or regulations of the Securities and Exchange Commission or any securities exchange, or as may, consistently herewith, be determined to be necessary or appropriate by the officers executing the Bonds, as evidenced by their execution of the Bonds.

                                                      PART VI

                  All, but only, the duties, responsibilities, liabilities, immunities, rights, powers, and indemnities against liability, of the Trustees and each of them, with respect to the trust created by the Amended
Indenture, are hereby assumed by and given to the Trustees, and each of them, with respect to the trust hereby created, and are so assumed and given subject to all the terms and provisions with respect thereto as set forth in the Amended Indenture, as fully and to all intents and purposes as if the same were herein set forth at length; and this Supplemental Indenture is executed by the Trustees for the purpose of evidencing their consent to the foregoing.

                  The recitals contained herein, except the recital that the Trustees have each duly determined to execute and deliver this Supplemental Indenture, shall be taken as the statements of the Company, and the
Trustees assume no responsibility for the correctness thereof.  The Trustees make no representations as to the validity of this Supplemental Indenture.

                                                     PART VII

                  As amended and supplemented by this Supplemental Indenture, the Amended Indenture is in all respects ratified and confirmed, and the Original Indenture and all said indentures supplemental thereto including this Supplemental Indenture, shall be read, taken, and considered as one instrument, and the Company agrees to conform to and comply with all and singular the terms, provisions, covenants, and conditions set forth therein and herein.

                                                     PART VIII

                  In case any one or more of the provisions contained in this Supplemental Indenture should be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions contained in this Supplemental Indenture, and, to the extent and only to the extent that any such provision is invalid, illegal, or unenforceable, this Supplemental Indenture shall be construed as if such provision had never been contained herein.

                                                      PART IX

                  This Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original.

                  IN WITNESS WHEREOF, the Company has caused its corporate name and seal to be hereunto affixed and this Supplemental Indenture to be signed by its Chairman of the Board, its Chief Executive Officer, its
President, or one of its Vice Presidents and attested by the signature of its Secretary or one of its Assistant
Secretaries, for and in its behalf; said The Bank of New York has caused its corporate name to be hereunto affixed, and this Supplemental Indenture to be signed, by one of its Vice Presidents or Assistant Vice Presidents
or Agents; and said D. G. Donovan has hereunto executed this Supplemental Indenture; all as of the day and year first above written.  Executed in counterparts and in multiple.

                                                              SOUTHERN CALIFORNIA EDISON COMPANY

                                                              /s/ THOMAS M. NOONAN
                                                              ------------------------------------
                                                              THOMAS M. NOONAN
                                                              Vice President and Controller

Attest:

/S/ DARLA F. FORTE
-----------------------------------
DARLA F. FORTE
Assistant Secretary

(Seal)

                                                              THE BANK OF NEW YORK, Trustee

                                                              /S/ DAREN M. DINICOLA
                                                              -----------------------------------
                                                              Name: DAREN DI NICOLA
                                                              Title: Authorized Signatory

                                                              /S/ D. G. DONOVAN
                                                              -----------------------------------
                                                              D. G. DONOVAN
                                                              Trustee

STATE OF CALIFORNIA        }
                                    }  ss.
COUNTY OF LOS ANGELES      }

         On this 28th day of January, 2005, before me, JEAN E. LAMBRECHT, a Notary Public, personally appeared
THOMAS M. NOONAN and DARLA F. FORTE, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity on behalf of which the persons acted, executed the instrument.

         WITNESS my hand and official seal.

                                                              /S/ JEAN E. LAMBRECHT
                                                              Notary Public, State of California

(Seal)

My Commission expires on December 31, 2008.

Page

STATE OF NEW YORK   }
                             }  ss.
COUNTY OF NEW YORK}

         On this 28th day of January, 2005, before me, Patti Cronin, a Notary Public, personally appeared Daren
M. DiNicola, Authorized Signatory of THE BANK OF NEW YORK, Trustee, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or entity on behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

                                                     /S/ PATTI CRONIN
                                                     Notary Public

(Seal)

My Commission expires on December 12, 2006.

STATE OF ILLINOIS }
                           }  ss.
COUNTY OF COOK    }

         On this 27th day of January, 2005, before me, K. GIBSON, a Notary Public, personally appeared D. G.
DONOVAN, Trustee, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or entity on behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

                                                     /S/ K. GIBSON
                                                     Notary Public, State of Illinois

(Seal)

My Commission expires on July 8, 2006.